OncoSec Announces Third Quarter and YTD Results for Fiscal Year 2016

SAN DIEGO, June 9, 2016 /PRNewswire/ — OncoSec Medical Incorporated (“OncoSec”) (NASDAQ: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, today announced key corporate objectives as well as financial results for the third quarter and year to date ended April 30, 2016.

“As we enter the next quarter, we are confident in our team’s mission to deliver safer and more effective intratumoral immunotherapies to provide long-term benefits for cancer patients. We believe the advancements in our technology as well as the preclinical and clinical data generated to date hold the greatest potential to provide meaningful benefit to patients and investment value to OncoSec’s shareholders,” said Punit Dhillon, President and CEO of OncoSec. “We have sufficient funds to advance our development efforts for the combination of ImmunoPulse™ IL-12 with anti-PD-1/PD-L1 in melanoma as well as our next ImmunoPulse product.”

FINANCIAL RESULTS

For the third quarter of fiscal 2016 and the nine months ended April 30, 2016, OncoSec reported a net loss of $6.3 million and $20.3 million, or $0.37 per share and $1.27 per share, respectively, compared to a net loss of $6.0 million and $14.7 million, or $0.48 per share and $1.19 per share, respectively, for the same periods last year. The increase in net loss for the three months ended April 30, 2016, compared with the same period in 2015, resulted primarily from an increase of $1.0 million in personnel costs, inclusive of non-cash stock-based compensation, offset by a decrease in engineering costs, outside services and bonuses as compared to the prior year. The increase in net loss for the nine months ended April 30, 2016, compared with the same period in 2015, resulted primarily from (i) an increase of $3.5 million in personnel costs, inclusive of non-cash stock-based compensation; and (ii) an increase of $1.2 million in patient treatment costs related to our clinical trials. There were no revenues for the three and nine months ended April 30, 2016 or April 30, 2015.

Research and development expenses were $3.4 million and $11.1 million for the third quarter of fiscal 2016 and the nine months ended April 30, 2016, respectively, compared to $3.9 million and $9.3 million for the same periods in 2015. General and administrative expenses were $2.9 million and $9.2 million for the third quarter of fiscal 2016 and the nine months ended April 30, 2016, compared to $2.1 million and $5.4 million for the same periods in 2015.

At April 30, 2016, OncoSec had $24.0 million in cash and cash equivalents, as compared to $32.0 million of cash and cash equivalents at July 31, 2015; however, OncoSec raised an additional $9.1 million in net proceeds from a registered direct offering on May 26, 2016. OncoSec expects these funds to be sufficient to allow it to continue to operate its business for at least the next 12 months.

About OncoSec Medical Incorporated

OncoSec is a biotechnology company developing DNA-based intratumoral immunotherapies for the treatment of cancer. The Company’s investigational technology, ImmunoPulse™, is designed to enhance the local delivery and uptake of DNA-based immune-targeting agents, such as interleukin-12 (IL-12). In Phase I and II clinical trials, OncoSec’s lead program, ImmunoPulse™ IL-12, demonstrated a favorable safety profile and evidence of anti-tumor activity in the treatment of various skin cancers as well as the potential to initiate a systemic immune response. ImmunoPulse™ IL-12 is currently in clinical development for several indications, including metastatic melanoma and triple-negative breast cancer. In addition to ImmunoPulse™ IL-12, the Company is also seeking to identify and develop new immune-targeting agents for use with the ImmunoPulse™ platform. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “potential,” “will,” “expect,” “believe,” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, the following our ability to raise additional funding necessary to fund continued operations; delays and other uncertainties inherent in pre-clinical studies and clinical trials, such as the ability to enroll patients in clinical trials and the risk of adverse events; our ability to recruit and retain qualified personnel; unexpected new data, safety and technical issues; and the other factors discussed in OncoSec’s filings with the Securities and Exchange Commission.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

OncoSec Medical Incorporated

Condensed Balance Sheets

	April 30, 2016	July 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$24,018,782	$32,035,264
Prepaid expenses and other current assets	1,000,503	1,532,717
Total Current Assets	25,019,285	33,567,981
Property and equipment, net	3,062,459	1,807,982
Other long-term assets	188,841	214,127
Total Assets	$28,270,585	$35,590,090

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$3,160,331	$2,360,505
Accrued compensation	517,170	501,446
Total Current Liabilities	3,677,501	2,861,951
Other long-term liabilities	606,173	32,518
Total Liabilities	4,283,674	2,894,469

Commitments and Contingencies

Stockholders’ Equity
Common stock authorized - 160,000,000 common shares with a par value of $0.0001, common stock issued and outstanding — 16,971,214 and 14,820,854 common shares as of April 30, 2016 and July 31, 2015, respectively	25,162	24,947
Additional paid-in capital	81,783,814	71,572,714
Warrants issued and outstanding — 3,000,875 and 1,895,102 warrants as of April 30, 2016 and July 31, 2015, respectively	9,110,598	7,704,103
Accumulated deficit	(66,932,663)	(46,606,143)
Total Stockholders’ Equity	23,986,911	32,695,621
Total Liabilities and Stockholders’ Equity	$28,270,585	$35,590,090

OncoSec Medical Incorporated

Condensed Statements of Operations (unaudited)

	Three Months Ended April 30, 2016	Three Months Ended April 30, 2015	Nine Months Ended April 30, 2016	Nine Months Ended April 30, 2015
Revenue	$—	$—	$—	$—
Expenses:
Research and development	3,376,757	3,932,322	11,149,652	9,293,484
General and administrative	2,874,362	2,053,964	9,174,406	5,371,245
Loss from operations	(6,251,119)	(5,986,286)	(20,324,058)	(14,664,729)
Provision for income taxes	290	1,059	2,462	1,969
Net loss	$(6,251,409)	$(5,987,345)	$(20,326,520)	$(14,666,698)
Basic net loss per common share	$(0.37)	$(0.48)	$(1.27)	$(1.19)
Diluted net loss per common share	$(0.37)	$(0.48)	$(1.27)	$(1.19)
Weighted average shares used in computing basic net loss per common share	16,971,214	12,349,693	15,955,116	12,347,450
Weighted average shares used in computing diluted net loss per common share	16,971,214	12,349,693	15,955,116	12,347,450

OncoSec Medical Incorporated

Condensed Statements of Cash Flows (unaudited)

	Nine Months Ended April 30, 2016	Nine Months Ended April 30, 2015
Operating activities
Net loss	$(20,326,520)	$(14,666,698)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	253,664	601,777
Loss on disposal of property and equipment	41,989	4,325
Stock-based compensation	4,676,215	1,650,550
Common stock issued for services	—	59,250
Changes in operating assets and liabilities:
Decrease (Increase) in prepaid expenses and other current assets	532,214	(550,688)
Decrease in other long-term assets	25,286	6,625
Increase in accounts payable and accrued liabilities	461,617	466,051
Increase in accrued compensation	15,724	—
Increase in other long-term liabilities	573,654	—
Net cash used in operating activities	(13,746,157)	(12,428,808)
Investing activities
Purchases of property and equipment	(1,156,420)	(761,693)
Net cash used in investing activities	(1,156,420)	(761,693)
Financing activities
Proceeds from issuance of common stock and warrants	7,500,010	—
Payment of financing and offering costs	(613,915)	—
Proceeds from exercise of warrants and stock options	—	776,995
Net cash provided by financing activities	6,886,095	776,995
Net (decrease) in cash	(8,016,482)	(12,413,506)
Cash and cash equivalents, at beginning of period	32,035,264	37,852,694
Cash and cash equivalents, at end of period	$24,018,782	$25,439,188

Supplemental disclosure for cash flow information:
Cash paid during the period for:
Interest	$—	$—
Income taxes	$2,463	$1,969

Noncash investing and financing transaction:
Fair value of placement agent warrants issued in the public offering	$242,143	$—
Issuance of common stock in connection with a contractual agreement	$55,500	$—
Noncash expiration of March 2011 warrants	$431,981	$—
R&D Equipment in use, but, financed through accounts payable and accrued liabilities	$393,718	$—